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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Jefferson Bancshares, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Tennessee                                     (45-0508261)
            ---------                                     ------------
(state of incorporation or organization)       (IRS Employer Identification No.)


120 Evans Avenue, Morristown, Tennessee                   37814
---------------------------------------                   -----
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be so registered
----------------------------------    ------------------------------------------
               None                                      None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-103961.

      Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, Par Value $.01 Per Share
                 -----------------------------------------------
                                 Title of Class




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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading - "Description of Jefferson Bancshares Capital Stock," filed on March 21, 2003 as part of the Registrant's Registration Statement on Form S-1, No. 333-103961.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-103961, filed on March 21, 2003.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-103961, filed on March 21, 2003.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-103961, filed on March 21, 2003.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-103961, filed on March 21, 2003.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    JEFFERSON BANCSHARES, INC.
                                    --------------------------
                                          (Registrant)


                                    Date: July 23, 2003


                                    By: /s/ Anderson L. Smith
                                        ----------------------------------------
                                        Anderson L. Smith
                                        President and Chief Executive Officer